Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
CUE BIOPHARMA, INC.

The present name of the corporation is Cue Biopharma, Inc. The corporation was incorporated under the name “Imagen Biopharma, Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 31, 2014. This Amended and Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the corporation’s Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law and by the written (or electronic) consent of its stockholders in accordance with Section 228 of the Delaware General Corporation Law. The Certificate of Incorporation of the corporation is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I

Identification

SECTION 1.01. Name. The name of the Corporation is “Cue Biopharma, Inc.” (the “Corporation”).

ARTICLE II

Purpose

SECTION 2.01. Purpose. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE III

Capital Stock

SECTION 3.01. Amount. The total number of shares which the Corporation has authority to issue is 60,000,000 shares, consisting of: 10,000,000 shares designated as Preferred Stock, par value of $0.001 per share (“Preferred Stock”), and 50,000,000 shares designated as Common Stock, par value of $0.001 per share (“Common Stock”).

SECTION 3.02. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this Article III) is hereby empowered to authorize the issuance from time to time of shares of Preferred Stock in one or more series, for such consideration and for such corporate purposes as the Board of Directors (or such committee thereof) may from time to time determine, and by filing a certificate (a “Preferred Stock Designation”) pursuant to applicable law of the State of Delaware, as it presently exists or may hereafter be amended, to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights, and preferences of the shares of each such series, and the qualifications, limitations, and restrictions thereof to the fullest extent now or hereafter permitted by this Amended and Restated Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights, and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated.

SECTION 3.03. Common Stock.

(A) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, and subject to the rights of the holders of Preferred Stock, at any annual or special meeting of the stockholders the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional, or other special rights (including, without limitation, voting rights), or to qualifications, limitations, or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including, without limitation, by any Preferred Stock Designation or pursuant to the DGCL.

(B) Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property, or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(C) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

ARTICLE IV

Directors

SECTION 4.01. Management of the Corporation. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

SECTION 4.02. Number. The number of directors of the Corporation shall be determined exclusively by resolution adopted by a majority of the Whole Board. For purposes of this Amended and Restated Certificate of Incorporation, the term “Whole Board” means the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

SECTION 4.03. Election of Directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation. Unless required by the Bylaws, the election of the Board of Directors need not be by written ballot.

SECTION 4.04. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

SECTION 4.05. Amendment of the Bylaws by the Board. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE V

Indemnification

SECTION 5.01. Right to Indemnification and Advancement. The Corporation shall indemnify (and advance expenses to) its officers and directors to the fullest extent permitted by the DGCL, as amended from time to time.

ARTICLE VI

Director Liability

SECTION 6.01. Waiver of Liability. A director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Any amendment or modification or repeal of the foregoing sentence or of the DGCL shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, or repeal. If the DGCL hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended DGCL.

ARTICLE VII

Registered Agent and Registered Office

SECTION 7.01. Registered Agent and Office. The name and street address of the registered agent at the Corporation’s registered office are:

National Registered Agents, Inc.

160 Greentree Drive, Suite 101

Dover, DE 19904

County of Kent

ARTICLE VIII

Quorum Requirement

SECTION 8.01. Quorum. The holders representing a majority of the combined voting power of the capital stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum.

ARTICLE IX

Cumulative Voting

SECTION 9.01. No Cumulative Voting. No holder of any shares of any class of stock of the Corporation shall be entitled to cumulative voting rights in any circumstances.

ARTICLE X

Preemptive Rights

SECTION 10.01. No Preemptive Rights. No stockholder shall have any preemptive rights to acquire unissued shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

ARTICLE XI

Internal Corporate Claims

SECTION 11.01. Venue for Internal Corporate Claims. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for all “internal corporate claims.” “Internal corporate claims” mean claims, including claims in the right of the Corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which Title 8 of the Delaware Code confers jurisdiction upon the Court of Chancery, except for, as to each of (i) through (ii) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XII

Supermajority Provisions

SECTION 12.01. Amendment of the Certificate of Incorporation by Stockholders. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of the Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Amended and Restated Certificate of Incorporation inconsistent with Articles IV, V, XI and XII.

SECTION 12.02. Amendments to Bylaws by Stockholders. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the amendment of the Bylaws by the Corporation’s stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 21st day of December, 2017.

CUE BIOPHARMA, INC.

/s/ Daniel R. Passeri
By: Title:	Daniel R. Passeri Chief Executive Officer

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

CUE BIOPHARMA, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Amended and Restated Certificate of Incorporation amends and restates Section 3.01 of this corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

SECTION 3.01. Amount: The total number of shares which the Corporation has authority to issue is 110,000,000 shares, consisting of: 10,000,000 shares designated as Preferred Stock, par value of $0.001 per share (“Preferred Stock”), and 100,000,000 shares designated as Common Stock, par value of $0.001 per share (“Common Stock”).

SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 15th day of July, 2020.

CUE BIOPHARMA, INC.

/s/ Daniel R. Passeri
By: Title:	Daniel R. Passeri Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CUE BIOPHARMA, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Cue Biopharma, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware authorizing, declaring advisable and approving an amendment to the Amended and Restated Certificate of Incorporation of the Corporation to (i) increase the number of authorized shares of capital stock of the Corporation and (ii) increase the number of authorized shares of Common Stock of the Corporation. Thereafter, the stockholders of the Corporation duly adopted such amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SECOND: That the amendment to the Amended and Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

THIRD: That, upon the effectiveness of this Certificate of Amendment, Section 3.01 of Article III of the Amended and Restated Certificate of Incorporation, as heretofore amended, is hereby amended and restated in its entirety as follows:

“SECTION 3.01. Amount: The total number of shares which the Corporation has authority to issue is 210,000,000 shares, consisting of: 10,000,000 shares designated as Preferred Stock, par value of $0.001 per share (“Preferred Stock”), and 200,000,000 shares designated as Common Stock, par value of $0.001 per share (“Common Stock”).”

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 8th day of October, 2024.

CUE BIOPHARMA, INC.

/s/ Daniel R. Passeri
By: Title:	Daniel R. Passeri Chief Executive Officer